Exhibit 10.33.1

Dated this 10 day of January 2007

JOSEPH COSGRAVE, PETER COSGRAVE AND MICHAEL COSGRAVE

Licensor

AND

INVESTMENT TECHNOLOGY GROUP LIMITED

Licensee

LICENCE AGREEMENT

Premises at Dublin Exchange Facility, IFSC, Dublin 1

Licence Agreement

1.   DATE:  10 January 2007

2.   PARTIES

2.1.             JOSEPH COSGRAVE, PETER COSGRAVE AND MICHAEL COSGRAVE all of 15 Hogan Place, Lower Grand Canal Street, Dublin 2 (hereinafter called “the Licensor” which expression shall include their executors, administrators, successors and assigns) of the one part.

2.2.             INVESTMENT TECHNOLOGY GROUP LIMITED having its registered office at 2nd Floor, Dublin Exchange Facility, IFSC, Dublin 1 (hereinafter called “the Licensee” which expression shall where the context so admits or requires include its nominees, employees, servants or agents) of the other part.

3.   DEFINITIONS

“the Fee”	shall mean the sum of €1,000 per month plus any value added tax arising thereon.

“Insured Risks”	shall mean public and property owners liability and such other risks as the Licensor shall consider prudent or desirable.

“Permitted Use”	shall mean the use of the Premises as a conference room only.

“Premises”	shall mean ALL THAT the premises within Dublin Exchange Facility, IFSC, Dublin 1 formerly known as MTH Communications Room and lately in use by the Licensee as a conference room.

“the Term”	shall mean the period from 1st September 2006 to 28th February 2007 subject to termination in accordance with Clause 9.

4.   RECITALS

4.1.      The Licensor is the owner of the building of which the Premises forms part and which was developed for commercial purposes.

4.2.      The Licensor has agreed to grant a licence to the Licensee in relation to the Premises for the temporary convenience of both parties on the terms and conditions hereinafter contained.

5.   THE LICENCE

In consideration of the Fee the Licensor hereby grants to the Licensee the exclusive right to use the Premises for the Permitted Use for the Term.

6.   COVENANTS BY THE LICENSEE

The Licensee hereby covenants with the Licensor as follows :

6.1.      To pay the Fee, together with any Value Added Tax that may arise thereon, monthly in advance by way of cheque made payable to the Licensor or by direct debit to the Licensor’s bank account, whichever is required from time to time by the Licensor.

6.2.      To pay on demand all commercial rates, assessments, duties or impositions that may arise as a consequence of the Licensee’s use of the Premises.

6.3.      To pay on demand all premiums payable by the Licensor for the purposes of effecting or maintaining policies of insurance in respect of the Insured Risks.

6.4.      Not to use the Premises for any purpose other than the Permitted Use.

6.5.            Not to allow any third party (save an employee or agent of the Licensee) to operate the Premises for the Permitted Use save with the prior written consent of the Licensor.

6.6.            To indemnify the Licensor against the breach, non-performance or non-observance by the Licensee of any of the covenants and conditions contained herein and against all actions, costs, claims, expenses and demands whatsoever or howsoever arising in respect of or in consequence (whether direct or indirect) of any such breach, non-performance or non-observance as aforesaid and in particular but without prejudice to the generality of the foregoing arising directly or indirectly out of:

6.6.1.            the user of the Premises;

6.6.2.            any work carried out or in the course of being carried out by the Licensee on the Premises.

6.7               To maintain full and proper employers and public liability insurance to an appropriate level with the interest of the Licensor noted thereon and to indemnify and keep indemnified the Licensor from and against all claims, charges, losses, demands, proceedings, costs or expenses whatsoever or howsoever arising due to any damage, injury, loss or expense incurred by any person using the Premises or otherwise in connection with this Licence.

6.8               Not to carry out any alterations of any kind to the Premises without the Licensor’s prior written consent.

6.9               To notify the Licensor of any notices or correspondence received by the Licensee in respect of the Premises or the use of the Premises.

6.10         Upon termination of this licence to deliver up the Premises to the Licensor in the same condition as it now is.

6.11         To permit the Licensor or any persons authorised by the Licensor at all reasonable times to enter the Premises or any part thereof to examine the state and condition thereof and to ascertain whether the Licensee’s covenants are being duly observed and performed.

6.12         To keep the Premises in a clean, tidy and secure condition at all times and in particular to ensure that there is no noise or disturbance arising from the user of the Premises.

6.13         Not to assign or transfer the Licencee’s interest in this agreement to any third party.

7         STAMP DUTY

Any stamp duty which may be payable in respect of this Agreement shall be paid by the Licensee.

8         NO WARRANTY

It is hereby acknowledged by the Licensee that the Licensor does not give any warranty or confirmation that the Permitted User is a user which is permitted to be carried on in the Premises or any part thereof by any of the Planning Acts or under any other statutory or local authority requirements.

9         TERMINATION

This Licence may be terminated by the Licensor:

9.1                   After the first month of the Term by the Licensor giving to the Licensee one month’s notice in writing to that effect.

9.2                   Immediately upon service by the Local Authority of any notice requesting or directing that the Permitted Use must cease.

9.3                On 7 days notice in the event of there being any material breach or non-observance by the Licensee of any of the terms or conditions herein contained.

10  AGREEMENT

It is hereby expressly agreed between the parties that this Licence Agreement constitutes a bare licence only, is for the temporary convenience of both parties and confers no tenancy upon the Licensee.

SIGNED on behalf of the said
JOSEPH COSGRAVE, PETER COSGRAVE	/s/ Peter Cosgrave
AND MICHAEL COSGRAVE	/s/ Joseph Cosgrave
In the presence of:-	/s/ Michael Cosgrave
MEL FERGUSON
SOLICITOR
SHEEHAN & CO
1 CLARE STREET
DUBLIN 2
/s/ [ILLEGIBLE]
SIGNED on behalf of the said
INVESTMENT TECHNOLOGY GROUP LIMITED
In the presence of:-
/s/ [ILLEGBILE]

DATED THE                          DAY OF           2006

[DTZ]
Sherry FitzGerald

15 JAN 2007

Limited

LICENCE AGREEMENT

Sheehan & Company
Solicitors
1 Clare Street
Dublin 2